Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190932) pertaining to the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan, and the OncoMed Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan of our report dated March 18, 2014, with respect to the financial statements of OncoMed Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California

March 18, 2014